Exhibit 10.2
SUMMARY SHEET OF AMENDMENT, DATED JULY 28, 2008, TO CHIEF FINANCIAL OFFICER’S
COMPENSATION UNDER EMPLOYMENT AGREEMENT, DATED DECEMBER 31, 2007
On July 28, 2008, the Company’s Board of Directors approved an amendment to the compensation terms of the Employment Agreement by and among the Company and Arthur L. Goldberg, dated as of December 31, 2007 (the “Goldberg Agreement”), pursuant to which Mr. Goldberg serves as the Company’s Chief Financial Officer, Secretary and Treasurer. Such amendment modifies Section 4 of the Goldberg Agreement to increase Mr. Goldberg’s annual base salary from $175,000 to $200,000. All the other terms of the Goldberg Agreement remain unchanged.